Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Appalachian  Power Company
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	1 Riverside Plaza Columbus, Ohio 43215 (614) 716-1000	54-0124790 (I.R.S. Employer Identification No.)

(Address, including zip code, and telephone
 number, including area code, of registrant’s
principal executive offices)

THOMAS G. BERKEMEYER, Associate General Counsel
AMERICAN ELECTRIC POWER SERVICE CORPORATION
1 Riverside Plaza
Columbus, Ohio 43215
(614) 716-1648
(Name, address, including zip code, and telephone number, including area code, of agent for service)

It is respectfully requested that the Commission send copies of all notices, orders and communications to:

Hunton & Williams LLP
200 Park Avenue
New York, NY 10166
Attention:  E. N. Ellis, IV
___________________

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of the Registration Statement.
___________________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [  ]
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [x]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer [  ]                                                                                                                Accelerated filer [X]
Non-accelerated filer [  ] (Do not check if a smaller reporting company)                                           Smaller reporting company [  ]

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Senior Notes	$750,000,000	100%	$750,000,000	$85,950.00

(1)	Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act, and exclusive of any accrued interest, if any.
(2)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 25, 2012

PROSPECTUS

APPALACHIAN POWER COMPANY
1 RIVERSIDE PLAZA
COLUMBUS, OHIO 43215
(614) 716-1000

$750,000,000
UNSECURED NOTES

TERMS OF SALE

The following terms may apply to the notes that we may sell at one or more times.  A prospectus supplement or pricing supplement will include the final terms for each note.  If we decide to list upon issuance any note or notes on a securities exchange, a prospectus supplement or pricing supplement will identify the exchange and state when we expect trading could begin.

-	Mature 9 months to 50 years
-	Fixed or floating interest rate
-	Remarketing features
-	Certificate or book-entry form
-	Subject to redemption
-	Not convertible, amortized or subject to a sinking fund
-	Interest paid on fixed rate notes monthly, quarterly or semi-annually
-	Interest paid on floating rate notes monthly, quarterly, semi-annually, or annually
-	Issued in multiples of a minimum denomination

INVESTING IN THESE NOTES INVOLVES RISKS.  SEE THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 2 FOR MORE INFORMATION.

The notes have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is _____, __ 2012.

THE COMPANY

We generate, sell, purchase, transmit and distribute electric power.  We serve approximately 960,000 retail customers in the southwestern portion of Virginia and southern West Virginia.  We also sell and transmit power at wholesale to other electric utilities, municipalities, electric cooperatives and power marketers engaged in the wholesale power market.  Our principal executive offices are located at 1 Riverside Plaza, Columbus, Ohio 43215 (telephone number 614-716-1000).  We are a subsidiary of American Electric Power Company, Inc. (“AEP”), a public utility holding company, and we are a part of the American Electric Power integrated utility system.  The executive offices of American Electric Power Company, Inc. are located at 1 Riverside Plaza, Columbus, Ohio  43215 (telephone number 614-716-1000).

PROSPECTUS SUPPLEMENTS

We may provide information to you about the notes in up to three separate documents that progressively provide more detail: (a) this prospectus provides general information some of which may not apply to your notes; (b) the accompanying prospectus supplement provides more specific terms of your notes; and (c) if not included in the accompanying prospectus supplement, a pricing supplement will provide the final terms of your notes.  It is important for you to consider the information contained in this prospectus, the prospectus supplement and any pricing supplement in making your investment decision.

RISK FACTORS

Investing in our notes involves risk.  Please see the risk factors described in our most recent Annual Report on Form 10-K and all subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus.  Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus.  The risks and uncertainties described are those presently known to us.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of our notes.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (“SEC”).  We also file annual, quarterly and special reports and other information with the SEC.  You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street N.E., Room 1580, Washington, D.C.  20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.  You may also examine our SEC filings through the SEC’s web site at http://www.sec.gov.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (including any documents filed after the date of the initial registration statement and prior to its effectiveness) until we sell all the notes.

•	Annual Report on Form 10-K for the year ended December 31, 2011; and
•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2012.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Investor Relations
American Electric Power Service Corporation
1 Riverside Plaza
Columbus, Ohio  43215
614-716-1000

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement and in any written communication from us or any underwriter specifying the final terms of the particular offering.  We have not authorized anyone else to provide you with different information.  We are not making an offer of these notes in any state where the offer is not permitted.  You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

RATIO OF EARNINGS TO FIXED CHARGES

The Ratio of Earnings to Fixed Charges for each of the periods indicated is as follows:

Twelve Months Period Ended	Ratio

December 31, 2007	2.09
December 31, 2008	1.73
December 31, 2009 December 31, 2010 December 31, 2011	1.93 1.96 2.16
March 31, 2012	2.44

The Ratio of Earnings to Fixed Charges for the three months ended March 31, 2012 was 3.37.  For current information on the Ratio of Earnings to Fixed Charges, please see our most recent Form 10-Q.  See Where You Can Find More Information on the previous page.

USE OF PROCEEDS

Unless otherwise stated in a prospectus supplement, the net proceeds from the sale of the notes will be used for funding our construction program and for other general corporate purposes relating to our utility business.  These purposes may include redeeming or repurchasing outstanding debt (including the repayment of advances from affiliates) and replenishing working capital.  If we do not use the net proceeds immediately, we will temporarily invest them in short-term, interest-bearing obligations.  We estimate that our construction costs in 2012 will approximate $449 million.  At May 31, 2012, we had $191 million in advances from affiliates outstanding.

DESCRIPTION OF THE NOTES

General

We will issue the notes under the Indenture dated January 1, 1998 (as previously supplemented and amended) between us and the Trustee, The Bank of New York Mellon Trust Company, N.A.  This prospectus briefly outlines some provisions of the Indenture.  If you would like more information on these provisions, you should review the Indenture and any supplemental indentures or company orders that we have filed or will file with the SEC.  See Where You Can Find More Information on how to locate these documents.  You may also review these documents at the Trustee’s offices at 2 North LaSalle Street, Chicago, Illinois.

The Indenture does not limit the amount of notes that may be issued.  The Indenture permits us to issue notes in one or more series or tranches upon the approval of our board of directors and as described in one or more company orders or supplemental indentures.  Each series of notes may differ as to their terms.  The Indenture also gives us the ability to reopen a previous issue of a series of notes and issue additional notes of such series.

The notes are unsecured and will rank equally with all our unsecured unsubordinated debt.  For current information on our debt outstanding see our most recent Form 10-K and Form 10-Q.  See Where You Can Find More Information.

The notes will be denominated in U.S. dollars and we will pay principal and interest in U.S. dollars.  Unless an applicable pricing or prospectus supplement states otherwise, the notes will not be subject to any conversion, amortization, or sinking fund.  We expect that the notes will be “book-entry,” represented by a permanent global note registered in the name of The Depository Trust Company, or its nominee.  We reserve the right, however, to issue note certificates registered in the name of the noteholders.

In the discussion that follows, whenever we talk about paying principal on the notes, we mean at maturity or redemption.  Also, in discussing the time for notices and how the different interest rates are calculated, all times are New York City time and all references to New York mean the City of New York, unless otherwise noted.

The following terms may apply to each note as specified in the applicable pricing or prospectus supplement and the note.

Redemptions

If we issue redeemable notes, we may redeem such notes at our option unless an applicable pricing or prospectus supplement states otherwise.  The pricing or prospectus supplement will state the terms of redemption.  We may redeem notes in whole or in part by delivering written notice to the noteholders no more than 60, and not less than 30, days prior to redemption.  If we do not redeem all the notes of a series at one time, the Trustee selects the notes to be redeemed in a manner it determines to be fair.

Remarketed Notes

If we issue notes with remarketing features, an applicable pricing or prospectus supplement will describe the terms for the notes including: interest rate, remarketing provisions, our right to redeem notes, the holders’ right to tender notes, and any other provisions.

Book-Entry Notes - Registration, Transfer, and Payment of Interest and Principal

Unless otherwise stated in a prospectus supplement, the Depository Trust Company (“DTC”), New York, New York, will act as securities depository for the notes.  The notes will be issued as fully-registered notes registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC.  One fully-registered note certificate will be issued for each issue of the notes, each in the aggregate principal amount of such issue, and will be deposited with DTC.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.  DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC.  DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts.  This eliminates the need for physical movement of securities certificates.  Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).  DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries.  Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).  The DTC Rules applicable to its Participants are on file with the SEC.  More information about DTC can be found at www.dtcc.com.

Purchases of notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the notes on DTC’s records.  The ownership interest of each actual purchaser of each note (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records.  Beneficial Owners will not receive written confirmation from DTC of their purchase.  Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction.  Transfers of ownership interests in the notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners.  Beneficial Owners will not receive certificates representing their ownership interests in notes, except in the event that use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC.  The deposit of notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership.  DTC has no knowledge of the actual Beneficial Owners of the notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts such notes are credited, which may or may not be the Beneficial Owners.  The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.  Beneficial Owners of notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the notes, such as redemptions, tenders, defaults, and proposed amendments to the notes documents.  For example, Beneficial Owners of notes may wish to ascertain that the nominee holding the notes for their benefit has agreed to obtain and transmit notices to Beneficial Owners.  In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices shall be sent to DTC.  If less than all of the notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the notes unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures.  Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date.  The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds and distributions on the notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC.  DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the Trustee on the payable date in accordance with their respective holdings shown on DTC’s records.  Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with notes held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such Participant and not of DTC, the Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time.  Payment of redemption proceeds and distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our or the Trustee’s responsibility, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

A Beneficial Owner shall give notice to elect to have its notes purchased or tendered, through its Participant, to the Tender/Remarketing Agent, and shall effect delivery of such notes by causing the Direct Participant to transfer the Participant’s interest in the notes, on DTC’s records, to the Tender/Remarketing Agent.  The requirement for physical delivery of the notes in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the notes are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered notes to the Tender/Remarketing Agent’s DTC account.

DTC may discontinue providing its services as depository with respect to the notes at any time by giving reasonable notice to us.  Under such circumstances, in the event that a successor depository is not obtained, note certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry only transfers through DTC (or a successor securities depository).  In that event, note certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Note Certificates-Registration, Transfer, and Payment of Interest and Principal

If we issue note certificates, they will be registered in the name of the noteholder.  The notes may be transferred or exchanged, pursuant to administrative procedures in the indenture, without the payment of any service charge (other than any tax or other governmental charge) by contacting the paying agent.  Payments on note certificates will be made by check.

Interest Rate

The interest rate on the notes will either be fixed or floating.  The interest paid will include interest accrued to, but excluding, the date of maturity or redemption.  Interest is generally payable to the person in whose name the note is registered at the close of business on the record date before each interest payment date.  Interest payable at maturity or redemption, however, will be payable to the person to whom principal is payable.

Unless an applicable pricing or prospectus supplement states otherwise, if we issue a note after a record date but on or prior to the related interest payment date, we will pay the first interest payment on the interest payment date after the next record date.  We will pay interest payments by check or wire transfer, at our option.

Fixed Rate Notes

A pricing or prospectus supplement will designate the record dates, payment dates and the fixed rate of interest payable on a note.  We will pay interest monthly, quarterly or semi-annually, and upon maturity or redemption.  Unless an applicable pricing or prospectus supplement states otherwise, if any payment date falls on a day that is not a business day, we will pay interest on the next business day and no additional interest will be paid.  Interest payments will be the amount of interest accrued to, but excluding, each payment date.  Interest will be computed using a 360-day year of twelve 30-day months.

Floating Rate Notes

Each floating rate note will have an interest rate formula.  The applicable pricing supplement will state the initial interest rate or interest rate formula on each note effective until the first interest reset date.  The applicable pricing or prospectus supplement will state the method and dates on which the interest rate will be determined, reset and paid.

Events of Default

“Event of Default” means any of the following:

•	failure to pay for three business days the principal of (or premium, if any, on) any note of a series when due and payable;
•	failure to pay for 30 days any interest on any note of any series when due and payable;
•	failure to perform any other requirements in such notes, or in the Indenture in regard to such notes, for 90 days after notice;
•	certain events of bankruptcy or insolvency; or any other event of default specified in a series of notes.

An Event of Default for a particular series of notes does not necessarily mean that an Event of Default has occurred for any other series of notes issued under the Indenture.  If an Event of Default occurs and continues, the Trustee or the holders of at least 33% of the principal amount of the notes of the series affected may require us to repay the entire principal of the notes of such series immediately (“Repayment Acceleration”).  In most instances, the holders of at least a majority in aggregate principal amount of the notes of the affected series may rescind a previously triggered Repayment Acceleration.  However, if we cause an Event of Default because we have failed to pay (unaccelerated) principal, premium, if any, or interest, Repayment Acceleration may be rescinded only if we have first cured our default by depositing with the Trustee enough money to pay all (unaccelerated) past due amounts and penalties, if any.

The Trustee must within 90 days after a default occurs, notify the holders of the notes of the series of default unless such default has been cured or waived.  We are required to file an annual certificate with the Trustee, signed by an officer, concerning any default by us under any provisions of the Indenture.

Subject to the provisions of the Indenture relating to its duties in case of default, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any holders unless such holders offer the Trustee security or indemnity satisfactory to it.  Subject to the provisions for indemnification, the holders of a majority in principal amount of the notes of any series may direct the time, method and place of conducting any proceedings for any remedy available to, or exercising any trust or power conferred on, the Trustee with respect to such notes.

Modification of Indenture

Under the Indenture, our rights and obligations and the rights of the holders of any notes may be changed.  Any change affecting the rights of the holders of any series of notes requires the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes of all series affected by the change, voting as one class.  However, we cannot change the terms of payment of principal or interest, or a reduction in the percentage required for changes or a waiver of default, unless the holder consents.  We may issue additional series of notes and take other action that does not affect the rights of holders of any series by executing supplemental indentures without the consent of any noteholders.

Consolidation, Merger or Sale

We may merge or consolidate with any corporation or sell substantially all of our assets as an entirety as long as the successor or purchaser expressly assumes the payment of principal, and premium, if any, and interest on the notes.

Legal Defeasance

We will be discharged from our obligations on the notes of any series at any time if:

•	we deposit with the Trustee sufficient cash or government securities to pay the principal,

interest, any premium and any other sums due to the stated maturity date or a redemption date of the note of the series, and
•	we deliver to the Trustee an opinion of counsel stating that the federal income tax obligations of noteholders of that series will not change as a result of our performing the action described above.

If this happens, the noteholders of the series will not be entitled to the benefits of the Indenture except for registration of transfer and exchange of notes and replacement of lost, stolen or mutilated notes.

Covenant Defeasance

We will be discharged from our obligations under any restrictive covenant applicable to the notes of a particular series if we perform both actions described above.  See Legal Defeasance.  If this happens, any later breach of that particular restrictive covenant will not result in Repayment Acceleration.  If we cause an Event of Default apart from breaching that restrictive covenant, there may not be sufficient money or government obligations on deposit with the Trustee to pay all amounts due on the notes of that series.  In that instance, we would remain liable for such amounts.

Governing Law

The Indenture and notes of all series will be governed by the laws of the State of New York.

Concerning the Trustee

We and our affiliates use or will use some of the banking services of the Trustee and other services of its affiliates in the normal course of business.

PLAN OF DISTRIBUTION

We may sell the notes (a) through agents; (b) through underwriters or dealers; or (c) directly to one or more purchasers.

By Agents

Notes may be sold on a continuing basis through agents designated by us.  The agents will agree to use their reasonable efforts to solicit purchases for the period of their appointment.

The agents will not be obligated to make a market in the notes.  We cannot predict the amount of trading or liquidity of the notes.

By Underwriters

If underwriters are used in the sale, the underwriters will acquire the notes for their own accounts.  The underwriters may resell the notes in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The obligations of the underwriters to purchase the notes will be subject to certain conditions.  The underwriters will be obligated to purchase all the notes of the series offered if any of the notes are purchased.  Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Direct Sales

We may also sell notes directly.  In this case, no underwriters or agents would be involved.

General Information

Underwriters, dealers, and agents that participate in the distribution of the notes may be underwriters as defined in the Securities Act of 1933 (the “Act”), and any discounts or commissions received by them from us and any profit on the resale of the notes by them may be treated as underwriting discounts and commissions under the Act.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Act or to contribute to payments that each underwriter, dealer or agent may be required to make in respect thereto.

Underwriters, dealers and agents and their respective affiliates may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

LEGAL OPINIONS

Jeffrey D. Cross or Thomas G. Berkemeyer, Deputy General Counsel and Associate General Counsel, respectively, of American Electric Power Service Corporation, our service company affiliate, will issue an opinion about the legality of the notes for us.  Hunton & Williams LLP, New York, NY will issue an opinion for the agents or underwriters.  From time to time, Hunton & Williams LLP acts as counsel to our affiliates for some matters.

EXPERTS

The consolidated financial statements and the related financial statement schedule incorporated by reference in this prospectus from the Appalachian Power Company Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports express an unqualified opinion and, as to the report related to the consolidated financial statements, includes an explanatory paragraph relating to the adoption of a new accounting pronouncement in 2011), which are incorporated herein by reference.  Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Table of Contents

THE COMPANY	2
PROSPECTUS SUPPLEMENTS	2
RISK FACTORS	2
WHERE YOU CAN FIND MORE INFORMATION	2
RATIO OF EARNINGS TO FIXED CHARGES	3	$750,000,000
USE OF PROCEEDS	4	Unsecured Notes
DESCRIPTION OF THE NOTES	4
General	4
Redemptions	5
Remarketed Notes	5
Book Entry Notes – Registration, Transfer and Payment of Interest and Principal	5	PROSPECTUS
Note Certificates - Registration, Transfer, and Payment of Interest and Principal	7
Interest Rate	8
Fixed Rate Notes	8	The date of this
Floating Rate Notes	8	Prospectus is ___________, 2012
Events of Default	8
Modification of Indenture	9
Consolidation, Merger or Sale	9
Legal Defeasance	9
Covenant Defeasance	10
Governing Law	10
Concerning the Trustee	10
PLAN OF DISTRIBUTION	10
By Agents	10
By Underwriters	10
Direct Sales	11
General Information	11
LEGAL OPINIONS	11
EXPERTS	11

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.*

Estimation based upon the issuance of all of the securities in two issuances:

Securities and Exchange Commission Filing Fees	$16,800
Printing Registration Statement, Prospectus, etc	30,000
Independent Registered Public Accounting Firm	105,000
Charges of Trustee (including counsel fees)	40,000
Legal fees	100,000
Rating Agency fees	450,000
Miscellaneous expenses	25,000
Total	$766,800

*           Estimated, except for filing fees.

Item 15.	Indemnification of Directors and Officers.

The Bylaws of the Company provide that the Company shall indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding because such person is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability in connection with such proceeding if (a) such person conducted him or herself in good faith; (b) such person believed, in the case of conduct in such person’s official capacity with the Company (as defined), that his or her conduct was in the best interests of the Company, and, in all other cases, that his or her conduct was at least not opposed to its best interests; (c) with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful; and (d) such person was not grossly negligent or guilty of willful misconduct.  Such indemnification in connection with a proceeding by or in the right of the Company is limited to reasonable expenses incurred in connection with the proceeding.  Any such indemnification (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director is proper in the circumstances because such person has met the applicable standard of conduct.

Section 13.1-698 of the Code of Virginia provides that unless limited by the articles of incorporation, a corporation shall indemnify a director who entirely prevails in the defense of any proceeding to which such person was a party because such person is or was a director of the corporation against reasonable expenses incurred in connection with such proceeding.  Section 13.1-699 provides that a corporation may pay for or reimburse reasonable expenses incurred by a director who is a party to such a proceeding in advance of final disposition of such proceeding if (a) the director furnishes a signed written statement of his or her good faith belief that the standard of conduct described in Section 13.1-697 has been met; and (b) the director furnishes the corporation a signed written undertaking by or on behalf of the director to repay any funds advanced if the director is not entitled to mandatory indemnification under Section 13.1.698 and it is ultimately determined under Sections 13.1.700.1 or 13.1-701 that the director has not met the relevant standard of conduct.  Section 13.1-700.1 provides procedures which allow directors to apply to a court for an order directing advances, reimbursement or indemnification.

Section 13.1-702 provides that unless limited by the articles of incorporation, (a) officers are entitled to mandatory indemnification under Section 13.1-698 and to apply for court ordered indemnification under Section 13.1-700.1 to the same extent as a director, and (b) that a corporation may indemnify and advance expenses to an officer to the same extent as to a director.  Section 13.1-704 provides that any corporation shall have the power to make any further indemnity to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the stockholders or any resolution adopted, before or after the event, by the stockholders, except an indemnity against willful misconduct or a knowing violation of criminal law.  Any such provision that obligates the corporation to provide indemnification to the fullest extent permitted by law shall be deemed, unless the articles of incorporation or any such bylaw or resolution expressly provides otherwise, also to obligate the corporation to advance funds to pay for or reimburse expenses to the fullest extent permitted by law except that the applicable standard shall be conduct that does not constitute willful misconduct or a knowing violation of criminal law.

The above is a general summary of certain provisions of the Company’s Bylaws and the Code of Virginia and is subject in all respects to the specific and detailed provisions of the Company’s Bylaws and the Code of Virginia.

Reference is made to the Underwriting Agreement filed as Exhibit 1 hereto, which provides for indemnification of the Company, certain of its directors and officers, and persons who control the Company, under certain circumstances.

The Company maintains insurance policies insuring its directors and officers against certain obligations that may be incurred by them.

Item 16	Exhibits.

Reference is made to the information contained in the Exhibit Index filed as part of this Registration Statement.

Item 17	Undertakings

(a)	The undersigned registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

	(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
	(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable cause to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus and State of Ohio, on the 25th day of June, 2012.

APPALACHIAN POWER COMPANY

Nicholas K. Akins*
Chairman of the Board
and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

(i) Principal Executive Officer:
Nicholas K. Akins *	Chairman of the Board and Chief Executive Officer	June 25, 2012

(ii) Principal Financial Officer:

/s/ Brian X. Tierney Brian X. Tierney	Vice President and Chief Financial Officer	June 25, 2012

(iii) Principal Accounting Officer:

/s/ Joseph M. Buonaiuto	Controller and Chief Accounting Officer	June 25, 2012
Joseph M. Buonaiuto

(iv) A Majority of the Directors:

Nicholas K. Akins *
Lisa M. Barton*
David M. Feinberg*
Mark C. McCullough*
Robert P. Powers
Barbara D. Radous*
Brian X. Tierney*
Dennis E. Welch*

*By: /s/ Brian X. Tierney		June 25, 2012
(Brian X. Tierney, Attorney-in-Fact)

EXHIBIT INDEX

Certain of the following exhibits, designated with an asterisk(*), have heretofore been filed with the Commission and, pursuant to 17 C.F.R. Sections 201.24 and 230.411, are incorporated herein by reference to the documents indicated following the descriptions of such exhibits.

Exhibit No.	Description

1	Copy of proposed form of Underwriting Agreement for the unsecured notes

*4(a)
Copy of Indenture, dated as of January 1, 1998, between the Company and The Bank of New York The Bank of New York Mellon Trust Company, N.A., as Trustee [Registration Statement No. 333-45927, Exhibits 4(a) and 4(b); Registration Statement No. 333-49071, Exhibit 4(b); Registration Statement No. 333-84061, Exhibits 4(b) and 4(c); Registration Statement No. 333-100451, Exhibits 4(b), 4(c) and 4(d); Registration Statement No. 333-116284 Exhibits 4(b) and 4(c); Registration Statement No. 333-123348 Exhibits 4(b) and 4(c); Registration Statement No. 333-136432 Exhibits 4(b), 4(c) and 4(d);  Registration Statement No. 333-161940 Exhibits 4(b), 4(c) and 4(d)].

4(b)	Copy of Company Order and Officers’ Certificate, dated May 24, 2010, establishing certain terms of the 3.40% Senior Notes, Series S, Due 2015.

4(c)	Copy of Company Order and Officers’ Certificate, dated March 25, 2011, establishing certain terms of the 4.60% Senior Notes, Series T, Due 2021.

4(d)	Copy of proposed form of Company Order for the unsecured notes

5	Opinion of Thomas G. Berkemeyer, Esq. regarding the validity of the notes

*12	Statement re Computations of Ratios [Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2012, File No. 1-3457, Exhibit 12].

23(a)	Consent of Deloitte & Touche LLP

23(b)	Consent of Thomas G. Berkemeyer, Esq. (included in Exhibit 5)

24	Powers of Attorney and resolutions of the Board of Directors of the Company

25	Form T-1 re eligibility of The Bank of New York Mellon Trust Company, N.A. to act as Trustee under the Indenture